For Immediate Release	Inquiries: Felise Glantz Kissell (215) 409-7287 Kissell-Felise@aramark.com
Gene Cleary (215) 409-7945 Cleary-Gene@aramark.com
Aramark Reports Third Quarter Earnings
YEAR-OVER-YEAR SUMMARY
•Revenue +8%; Organic Revenue +11%
◦Record revenue in a third quarter for FSS U.S. and for any quarter in FSS International
◦Continued strong growth from base business volume, pricing, and net new business
•Operating Income +22%1; Adjusted Operating Income (AOI) +21%2
◦Record profitability in a third quarter for FSS U.S. and for any quarter in FSS International
◦Increased profitability from revenue growth, operational cost discipline, and supply chain efficiencies
•GAAP EPS (80)%1 to $0.22; Adjusted EPS +51%2 to $0.31
◦Results reflected consistent execution of driving profitable growth across organization
◦GAAP EPS in the prior year included a net gain from sale of noncontrolling equity investments
•Actions After Quarter-End Further Strengthened Balance Sheet and Financial Flexibility
◦Closed 5-year extension on Revolving Credit Facility and Term A Loans to 2029
◦Upsized Revolving Credit Facility to $1.4 billion, increasing cash availability by over $200 million
•Raised Full-Year Fiscal 2024 Outlook Due to Strong Performance
Philadelphia, PA, August 6, 2024 - Aramark (NYSE: ARMK) today reported third quarter fiscal 2024 results.
“We continued our record-breaking performance in the third quarter, setting new highs in revenue and income for the Company,” said John Zillmer, Aramark’s Chief Executive Officer. “Third quarter organic revenue growth was broad-based, coming from virtually all lines of business and every country in the portfolio. Our multiple operating levers drove profitability as we scaled higher sales volume, managed costs effectively, and achieved supply chain efficiencies—all while benefiting from an inflation tailwind. Our performance is a testament to the extraordinary talent within our organization, which allows us to provide world-class hospitality services to clients while we focus on our ambitious path forward.”

1Operating Income and GAAP EPS reported on a continuing operations basis
2On a constant-currency basis; Adjusted EPS excludes the interest expense, net of tax, recorded during fiscal 2023 on the $1.5 billion Senior Notes due 2025 that were repaid in the current year

THIRD QUARTER RESULTS
Consolidated revenue was $4.4 billion in the third quarter, an 8% increase year-over-year, driven by strong base business volume, pricing, and net new business growth. The effect of currency translation reduced revenue by $116 million.
Organic revenue, which adjusts for the effect of currency translation, grew 11% compared to the prior year period.

	Revenue
	Q3 '24	Q3 '23	Change (%)	Organic Revenue Change (%)
FSS United States	$3,144M	$2,891M	9%	9%
FSS International	1,232	1,162	6%	16%
Total Company	$4,376M	$4,053M	8%	11%
Difference between Change (%) and Organic Revenue Change (%) reflects the impact of currency translation
May not total due to rounding

•FSS United States revenue growth was led by 1) Sports & Entertainment from higher per capita spending and greater attendance levels in stadiums; 2) Business & Industry as a result of significant new client wins; 3) Education, particularly in Collegiate Hospitality, primarily from meal plan initiatives; and 4) enhanced commissary offerings within Corrections.
•FSS International revenue growth was broad-based, largely from ongoing base business growth and consistent net new business performance across geographies—particularly in the U.K., Canada, and Spain. Revenue on a GAAP basis reflected the effect of currency translation as referenced above.
Operating Income increased 22% year-over-year to $162 million, and AOI grew 21%2 to $193 million, which represented an operating income margin increase of 42 basis points and an AOI margin increase of 38 basis points2 year-over-year. Increased profitability continued to be driven by the Company’s ability to leverage higher revenue levels, disciplined control of operational costs, and supply chain efficiencies, as well as ongoing improvement of inflation trends. The impact of currency translation reduced operating income by $5 million.

	Operating Income			Adjusted Operating Income (AOI)
	Q3 '24	Q3 '23	Change (%)	Q3 '24	Q3 '23	Change (%)	Constant Currency Change (%)
FSS United States	$140M	$123M	13%	$164M	$144M	13%	14%
FSS International	52	40	32%	60	46	30%	41%
Corporate	(31)	(31)	—%	(31)	(27)	(13)%	(13)%
Total Company	$162M	$133M	22%	$193M	$163M	18%	21%
May not total due to rounding

Year-over-year profitability resulted from the following segment performance:
•FSS United States benefited from higher base business volume, the maturity of new business, operating cost management across the portfolio, and supply chain efficiencies, which more than offset the favorability in the prior year period associated with insurance related costs.
•FSS International achieved higher base business volume and net new business, along with effective control of operating costs and stronger supply chain economics.
•Corporate experienced higher employee incentive expenses.

CASH FLOW AND CAPITAL STRUCTURE
Consistent with the historical seasonality of the business, net cash provided by operating activities increased $193 million in the third quarter to $141 million, and Free Cash Flow increased $198 million to a source of cash of $62 million. The $198 million year-over-year improvement in Free Cash Flow was driven by higher cash from operations and favorable working capital. At quarter-end, Aramark had over $1.1 billion in cash availability.

After quarter-end, Aramark proactively extended maturities and strengthened financial flexibility by closing a 5-year extension on its Revolving Credit Facility and Term A Loans, now due in August 2029. The Company also upsized its Revolving Credit Facility to $1.4 billion, increasing Aramark's cash availability by over $200 million.

DIVIDEND DECLARATION
The Company's Board of Directors approved a quarterly dividend of 9.5 cents per share of common stock, as announced on August 2, 2024. The dividend will be payable on September 3, 2024, to stockholders of record at the close of business on August 19, 2024.

BUSINESS UPDATE
Aramark continued its top- and bottom-line momentum by delivering another quarter of strong financial results. Revenue growth was led by increased base business volume, pricing, and net new business. Profitability was driven by effective operational cost management, supply chain efficiencies, and the maturity of new business, along with improved inflation trends.

Aramark remains committed to strong organic revenue growth, margin expansion, adjusted EPS growth, and capital structure enhancement. Due to the significant revenue growth potential across the portfolio, combined with the Company's multiple operating levers, Aramark expects to achieve both its near-term outlook and longer-term financial targets.

OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income growth (constant currency), Adjusted Earnings per Share growth (constant currency), and Net Debt to Covenant Adjusted EBITDA ("Leverage Ratio") on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the effect of currency translation. The fiscal 2024 outlook reflects management's current assumptions regarding numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.
As a result of Aramark's outperformance throughout fiscal 2024, the Company anticipates its full-year Outlook to be the following:

Organic Revenue Growth At ~ +10%

AOI Growth At ~ +20%

Adjusted EPS Growth At ~ +35%

Leverage At ~ 3.5x

Outlook in Q2 2024 Earnings Release: Organic Revenue ~ 9%, AOI +17% to +20%, and Adjusted EPS growth +30% to +35%
Constant Currency, except Leverage Ratio

“We are successfully executing on our strategic vision, enabling us to continue delivering for our clients, employees, partners, and shareholders,” Zillmer continued. “Given the substantial growth opportunities ahead, and our proven ability to capitalize on them—we are confident in our business momentum this fiscal year and beyond.”

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's website, www.aramark.com, on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 15 countries around the world with food and facilities management. Because of our hospitality culture, our employees strive to do great things for each other, our partners, our communities, and the planet. Aramark has been recognized on FORTUNE’s list of “World’s Most Admired Companies,” The Civic 50 by Points of Light 2024, Fair360’s “Top 50 Companies for Diversity” and “Top Companies for Black Executives,” Newsweek’s list of “America’s Most Responsible Companies 2024,” the HRC’s “Best Places to Work for LGBTQ Equality,” and earned a score of 100 on the Disability Equality Index. Learn more at www.aramark.com and connect with us on LinkedIn, Facebook, X, and Instagram.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue, adjusted to eliminate the impact of currency translation.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related intangible assets; severance and other charges; spin-off related charges and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income
Adjusted Net Income represents net income from continuing operations attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; severance and other charges; spin-off related charges; gain on sale of equity investments, net; the effect of debt repayments and repricings on interest expense, net, and other items impacting comparability, less the tax impact of these adjustments. The tax effect for Adjusted Net Income for our United States earnings is calculated using a blended United States federal and state tax rate. The tax effect for Adjusted Net Income in jurisdictions outside the United States is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency), Net of Interest Adjustment
Adjusted Net Income (Constant Currency), Net of Interest Adjustment represents Adjusted Net Income adjusted to eliminate the impact of currency translation and interest expense, net of tax, recorded during fiscal 2023 on the $1.5 billion Senior Notes due 2025 that were repaid in the current year.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation and interest expense, net of tax, recorded during fiscal 2023 on the $1.5 billion Senior Notes due 2025 that were repaid in the current year.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income from continuing operations attributable to Aramark stockholders adjusted for interest expense, net; provision for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. We also use Net Debt for our ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents and short-term marketable securities.

Free Cash Flow
Free Cash Flow represents net cash (used in) provided by operating activities of continuing operations less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Revenue (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Net Income (including on a constant currency basis, net of interest adjustment), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, earnings per share or net cash (used in) provided by operating activities of continuing operations, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income, Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules

Spin-off of Uniform Services - as previously announced, the Company completed the spin-off of the Uniform segment into an independent publicly traded company, Vestis Corporation, on September 30, 2023. As a result, the Uniform segment historical results and assets and liabilities included in the spin-off are reported as discontinued operations in the Company's condensed consolidated financial statements for all periods prior to the separation and distribution as reflected below.

Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the change in amortization expense recognized on acquisition-related intangible assets.

Severance and Other Charges - adjustments to eliminate severance expenses in the applicable period ($6.2 million for year-to-date 2024 and $29.0 million for year-to-date 2023).

Spin-off Related Charges - adjustments to eliminate charges related to the Company's spin-off of the Uniform segment, including accounting and legal related expenses, third party advisory costs and other costs. Adjustment also eliminates charitable contribution expense for the contribution of Vestis shares to a donor advised fund in order to fund charitable contributions ($8.8 million for year-to-date 2024).

Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of the Company's ongoing operational performance, primarily for charges related to hyperinflation in Argentina ($0.4 million for the third quarter of 2024, $5.2 million for year-to-date 2024, $2.8 million for the third quarter of 2023 and $6.7 million for year-to-date 2023), non-cash charges related to the impairment of a trade name ($3.3 million for both the third quarter and year-to-date 2024), expense for contingent consideration liabilities related to acquisition earn outs, net of reversals ($0.5 million expense for year-to-date 2024, $1.6 million expense for the third quarter of 2023 and $72.3 million net reversal for year-to-date 2023), non-cash charges for the impairment of operating lease right-of-use assets and property and equipment ($21.7 million for year-to-date 2023), non-cash charges related to information technology assets ($6.1 million for year-to-date 2023), non-cash charges for the impairment of certain assets related to a business that was sold ($5.2 million for year-to-date 2023), pension withdrawal charges ($4.7 million for year-to-date 2023), charges related to the retirement of the Company's former Executive Vice President of Human Resources ($2.6 million for year-to-date 2023), cash termination fees and moving costs related to exiting a real estate property ($1.3 million for year-to-date 2023) and other miscellaneous charges.

Gain on Sale of Equity Investments, net - adjustment to eliminate the impact of the gain from the sale of the Company's equity method investment in AIM Services, Co., Ltd. ($377.1 million for both the third quarter and year-to-date 2023) and the loss from the sale of a portion of the Company's equity investment in the San Antonio Spurs NBA franchise ($1.1 million for both the third quarter and year-to-date 2023).

Effect of Debt Repayments and Repricings on Interest Expense, net - adjustments to eliminate expenses associated with the repayment of borrowings, including the Senior Notes due 2025, by the Company in the applicable period such as charges related to the payment of a call premium ($23.9 million for year-to-date 2024) and non-cash charges for the write-off of unamortized debt issuance costs ($7.9 million for year-to-date 2024 and $2.5 million for both the third quarter and year-to-date 2023). Adjustment also eliminates expenses associated with the repricing of the United States Term B-5 Loans due 2028 and United States Term B-6 Loans due 2030 such as non-cash charges for the write-off of unamortized debt issuance costs and discount ($1.2 million for year-to-date 2024) and the payment of third party costs ($0.4 million for year-to-date 2024).
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to Adjusted Net Income calculated based on a blended United States federal and state tax rate for United States adjustments and the local country tax rate for adjustments in jurisdictions outside the United States. Adjustment also eliminates the tax related impact of the Company's spin-off of the Uniform segment, including a valuation allowance recorded based on the Company's ability to utilize foreign tax credits ($7.1 million charge for year-to-date 2024), disallowed transaction costs ($2.6 million charge for year-to-date 2024) and the restatement of the Company's deferred tax position ($1.9 million benefit for year-to-date 2024). Additionally, the adjustment reverses valuation allowances recorded against deferred tax assets in a foreign subsidiary that were previously deemed to be not realizable ($3.8 million for year-to-date 2023).

Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Effect of Repayment of the Senior Notes due 2025, net - adjustments to eliminate the interest expense, net of tax, recorded during 2023 on the $1.5 billion Senior Notes due 2025 that were repaid in 2024.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements under the heading "Outlook" and those related to our expectations regarding the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected.
Some of the factors that we believe could affect or continue to affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, climate change, pandemics, energy shortages, sports strikes and other adverse incidents; geopolitical events including, but not limited to, the ongoing conflict between Russia and Ukraine and the ongoing conflict in the Middle East, global supply chain disruptions, inflation, volatility and disruption of global financial markets; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; the inability to hire and retain key or sufficient qualified personnel or increases in labor costs; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; risks associated with the completed spin-off of Aramark Uniform and Career Apparel ("Uniform") as an independent publicly traded company to our stockholders; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; increases or changes in income tax rates or tax-related laws; potential liabilities, increased costs, reputational harm, and other adverse effects based on our commitments and stakeholder expectations relating to environmental, social and governance considerations; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; our leverage; variable rate indebtedness that subjects us to interest rate risk; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; and other factors set forth under the headings "Part I, Item 1A Risk Factors," "Part I, Item 3 Legal Proceedings" and "Part II, Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on November 21, 2023 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	June 28, 2024	June 30, 2023
Revenue	$4,376,076	$4,053,050
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	4,040,866	3,754,548
Depreciation and amortization	108,132	101,317
Selling and general corporate expenses	65,399	64,673
	4,214,397	3,920,538
Operating income	161,679	132,512
Gain on Sale of Equity Investments, net	—	(375,972)
Interest Expense, net	81,478	112,235
Income from Continuing Operations Before Income Taxes	80,201	396,249
Provision for Income Taxes from Continuing Operations	22,080	109,572
Net income from Continuing Operations	58,121	286,677
Less: Net (loss) income attributable to noncontrolling interests	(5)	71
Net income from Continuing Operations attributable to Aramark stockholders	58,126	286,606
Income from Discontinued Operations, net of tax	—	51,878
Net income attributable to Aramark stockholders	$58,126	$338,484

Basic earnings per share attributable to Aramark stockholders:
Income from Continuing Operations	$0.22	$1.10
Income from Discontinued Operations	—	0.20
Basic earnings per share attributable to Aramark stockholders	$0.22	$1.30

Diluted earnings per share attributable to Aramark stockholders:
Income from Continuing Operations	$0.22	$1.09
Income from Discontinued Operations	—	0.20
Diluted earnings per share attributable to Aramark stockholders	$0.22	$1.29

Weighted Average Shares Outstanding:
Basic	263,390	260,922
Diluted	266,577	262,747

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Nine Months Ended
	June 28, 2024	June 30, 2023
Revenue	$12,983,754	$11,882,926
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	11,955,096	10,967,755
Depreciation and amortization	322,794	307,083
Selling and general corporate expenses	218,149	198,534
	12,496,039	11,473,372
Operating income	487,715	409,554
Gain on Sale of Equity Investments, net	—	(375,972)
Interest Expense, net	282,417	326,790
Income from Continuing Operations Before Income Taxes	205,298	458,736
Provision for Income Taxes from Continuing Operations	65,658	119,971
Net income from Continuing Operations	139,640	338,765
Less: Net loss attributable to noncontrolling interests	(471)	(588)
Net income from Continuing Operations attributable to Aramark stockholders	140,111	339,353
Income from Discontinued Operations, net of tax	—	129,323
Net income attributable to Aramark stockholders	$140,111	$468,676

Basic earnings per share attributable to Aramark stockholders:
Income from Continuing Operations	$0.53	$1.30
Income from Discontinued Operations	—	0.50
Basic earnings per share attributable to Aramark stockholders	$0.53	$1.80

Diluted earnings per share attributable to Aramark stockholders:
Income from Continuing Operations	$0.53	$1.29
Income from Discontinued Operations	—	0.50
Diluted earnings per share attributable to Aramark stockholders	$0.53	$1.79

Weighted Average Shares Outstanding:
Basic	262,761	260,349
Diluted	265,387	262,267

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	June 28, 2024	September 29, 2023
Assets

Current Assets:
Cash and cash equivalents	$436,075	$1,927,088
Receivables	2,199,876	1,970,782
Inventories	370,423	403,707
Prepayments and other current assets	323,992	297,519
Current assets of discontinued operations	—	620,931
Total current assets	3,330,366	5,220,027
Property and Equipment, net	1,493,778	1,425,973
Goodwill	4,641,245	4,615,986
Other Intangible Assets	1,802,176	1,804,473
Operating Lease Right-of-use Assets	628,561	572,268
Other Assets	652,585	728,678
Noncurrent Assets of Discontinued Operations	—	2,503,836
	$12,548,711	$16,871,241

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$943,279	$1,543,032
Current operating lease liabilities	50,944	51,271
Accounts payable	1,041,756	1,271,859
Accrued expenses and other current liabilities	1,416,987	1,768,281
Current liabilities of discontinued operations	—	395,524
Total current liabilities	3,452,966	5,029,967
Long-Term Borrowings	5,034,327	5,098,662
Noncurrent Operating Lease Liabilities	243,235	245,871
Deferred Income Taxes and Other Noncurrent Liabilities	866,522	914,064
Noncurrent Liabilities of Discontinued Operations	—	1,861,735
Commitments and Contingencies
Redeemable Noncontrolling Interests	7,737	8,224
Total Stockholders' Equity	2,943,924	3,712,718
	$12,548,711	$16,871,241

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Nine Months Ended
	June 28, 2024	June 30, 2023
Cash flows from operating activities of Continuing Operations:
Net income from Continuing Operations	$139,640	$338,765
Adjustments to reconcile Net income from Continuing Operations to Net cash used in operating activities of Continuing Operations:
Depreciation and amortization	322,794	307,083
Asset write-downs	—	27,781
Reduction of contingent consideration liability	—	(73,891)
Gain on sale of equity investments, net	—	(375,972)
Deferred income taxes	(11,948)	89,760
Share-based compensation expense	46,895	56,872
Changes in operating assets and liabilities	(790,247)	(724,270)
Payments made to clients on contracts	(108,262)	(103,798)
Other operating activities	106,027	42,663
Net cash used in operating activities of Continuing Operations	(295,101)	(415,007)
Cash flows from investing activities of Continuing Operations:
Net purchases of property and equipment and other	(270,912)	(245,629)
Proceeds from sale of equity investments	—	633,179
Acquisitions, divestitures and other investing activities	(108,492)	(64,046)
Net cash (used in) provided by investing activities of Continuing Operations	(379,404)	323,504
Cash flows from financing activities of Continuing Operations:
Net proceeds/payments of long-term borrowings	(1,293,577)	(256,766)
Net change in funding under the Receivables Facility	599,000	395,065
Payments of dividends	(74,853)	(85,898)
Proceeds from issuance of common stock	24,872	42,343
Other financing activities	(56,006)	(18,578)
Net cash (used in) provided by financing activities of Continuing Operations	(800,564)	76,166
Discontinued Operations:
Net cash provided by operating activities	—	144,914
Net cash used in investing activities	—	(41,598)
Net cash used in financing activities	—	(19,431)
Net cash provided by Discontinued Operations	—	83,885
Effect of foreign exchange rates on cash and cash equivalents and restricted cash	(1,769)	13,268
(Decrease) Increase in cash and cash equivalents and restricted cash	(1,476,838)	81,816
Cash and cash equivalents and restricted cash, beginning of period	1,972,367	365,431
Cash and cash equivalents and restricted cash, end of period	$495,529	$447,247

Balance Sheet classification
(in thousands)	June 28, 2024	June 30, 2023
Cash and cash equivalents	$436,075	$388,166
Restricted cash in Prepayments and other current assets	59,454	44,833
Cash and cash equivalents in Current assets of discontinued operations	—	14,248
Total cash and cash equivalents and restricted cash	$495,529	$447,247

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	June 28, 2024
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,144,435	$1,231,641		$4,376,076
Operating Income (as reported)	$140,062	$52,308	$(30,691)	$161,679
Operating Income Margin (as reported)	4.45%	4.25%		3.69%

Revenue (as reported)	$3,144,435	$1,231,641		$4,376,076
Effect of Currency Translation	610	115,883		116,493
Adjusted Revenue (Organic)	$3,145,045	$1,347,524		$4,492,569
Revenue Growth (as reported)	8.78%	5.96%		7.97%
Adjusted Revenue Growth (Organic)	8.80%	15.92%		10.84%

Operating Income (as reported)	$140,062	$52,308	$(30,691)	$161,679
Amortization of Acquisition-Related Intangible Assets	23,593	3,941	—	27,534
Gains, Losses and Settlements impacting comparability	—	3,629	—	3,629
Adjusted Operating Income	$163,655	$59,878	$(30,691)	$192,842
Effect of Currency Translation	194	5,104	—	5,298
Adjusted Operating Income (Constant Currency)	$163,849	$64,982	$(30,691)	$198,140

Operating Income Growth (as reported)	13.42%	32.07%	(0.34)%	22.01%
Adjusted Operating Income Growth	13.44%	30.00%	(13.03)%	18.18%
Adjusted Operating Income Growth (Constant Currency)	13.57%	41.08%	(13.03)%	21.43%
Adjusted Operating Income Margin	5.20%	4.86%		4.41%
Adjusted Operating Income Margin (Constant Currency)	5.21%	4.82%		4.41%

	Three Months Ended
	June 30, 2023
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,890,639	$1,162,411		$4,053,050

Operating Income (as reported)	$123,493	$39,607	$(30,588)	$132,512
Amortization of Acquisition-Related Intangible Assets	19,196	3,362	—	22,558
Spin-off Related Charges	—	—	3,529	3,529
Gains, Losses and Settlements impacting comparability	1,579	3,090	(93)	4,576
Adjusted Operating Income	$144,268	$46,059	$(27,152)	$163,175

Operating Income Margin (as reported)	4.27%	3.41%		3.27%
Adjusted Operating Income Margin	4.99%	3.96%		4.03%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Nine Months Ended
	June 28, 2024
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$9,400,671	$3,583,083		$12,983,754
Operating Income (as reported)	$459,192	$141,127	$(112,604)	$487,715
Operating Income Margin (as reported)	4.88%	3.94%		3.76%

Revenue (as reported)	$9,400,671	$3,583,083		$12,983,754
Effect of Currency Translation	674	202,154		202,828
Adjusted Revenue (Organic)	$9,401,345	$3,785,237		$13,186,582
Revenue Growth (as reported)	8.62%	11.00%		9.26%
Adjusted Revenue Growth (Organic)	8.63%	17.26%		10.97%

Operating Income (as reported)	$459,192	$141,127	$(112,604)	$487,715
Amortization of Acquisition-Related Intangible Assets	67,634	11,179	—	78,813
Severance and Other Charges	6,149	—	92	6,241
Spin-off Related Charges	—	—	29,037	29,037
Gains, Losses and Settlements impacting comparability	568	8,473	—	9,041
Adjusted Operating Income	$533,543	$160,779	$(83,475)	$610,847
Effect of Currency Translation	266	7,629	—	7,895
Adjusted Operating Income (Constant Currency)	$533,809	$168,408	$(83,475)	$618,742

Operating Income Growth (as reported)	6.00%	92.66%	(16.20)%	19.08%
Adjusted Operating Income Growth	17.74%	30.05%	4.06%	24.72%
Adjusted Operating Income Growth (Constant Currency)	17.80%	36.23%	4.06%	26.33%
Adjusted Operating Income Margin	5.68%	4.49%		4.70%
Adjusted Operating Income Margin (Constant Currency)	5.68%	4.45%		4.69%

	Nine Months Ended
	June 30, 2023
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$8,654,825	$3,228,101		$11,882,926

Operating Income (as reported)	$433,204	$73,253	$(96,903)	$409,554
Amortization of Acquisition-Related Intangible Assets	57,530	9,124	—	66,654
Severance and Other Charges	2,310	26,090	552	28,952
Spin-off Related Charges	—	—	6,960	6,960
Gains, Losses and Settlements impacting comparability	(39,879)	15,157	2,388	(22,334)
Adjusted Operating Income	$453,165	$123,624	$(87,003)	$489,786

Operating Income Margin (as reported)	5.01%	2.27%		3.45%
Adjusted Operating Income Margin	5.24%	3.83%		4.12%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Net Income from Continuing Operations Attributable to Aramark Stockholders (as reported)	$58,126	$286,606	$140,111	$339,353
Adjustment:
Amortization of Acquisition-Related Intangible Assets	27,534	22,558	78,813	66,654
Severance and Other Charges	—	—	6,241	28,952
Spin-off Related Charges	—	3,529	29,037	6,960
Gains, Losses and Settlements impacting comparability	3,629	4,576	9,041	(22,334)
Gain on Sale of Equity Investments, net	—	(375,972)	—	(375,972)
Effect of Debt Repayments and Repricings on Interest Expense, net	—	2,522	33,352	2,522
Tax Impact of Adjustments to Adjusted Net Income	(6,388)	93,594	(28,293)	77,978
Adjusted Net Income	$82,901	$37,413	$268,302	$124,113
Effect of Currency Translation, net of Tax	2,817	—	4,134	—
Effect of Repayment of the Senior Notes due 2025, net	—	18,541	—	55,581
Adjusted Net Income (Constant Currency), Net of Interest Adjustment	$85,718	$55,954	$272,436	$179,694

Earnings Per Share (as reported)
Net Income from Continuing Operations Attributable to Aramark Stockholders (as reported)	$58,126	$286,606	$140,111	$339,353
Diluted Weighted Average Shares Outstanding	266,577	262,747	265,387	262,267
	$0.22	$1.09	$0.53	$1.29
Earnings Per Share Growth (as reported) %	(80)%		(59)%

Adjusted Earnings Per Share
Adjusted Net Income	$82,901	$37,413	$268,302	$124,113
Diluted Weighted Average Shares Outstanding	266,577	262,747	265,387	262,267
	$0.31	$0.14	$1.01	$0.47
Adjusted Earnings Per Share Growth %	118%		114%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency), Net of Interest Adjustment	$85,718	$55,954	$272,436	$179,694
Diluted Weighted Average Shares Outstanding	266,577	262,747	265,387	262,267
	$0.32	$0.21	$1.03	$0.69
Adjusted Earnings Per Share Growth (Constant Currency) %	51%		50%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	June 28, 2024	June 30, 2023
Net Income Attributable to Aramark Stockholders (as reported)	$345,543	$544,472
Less: Income from Discontinued Operations, net of tax	(97,109)	—
Net Income from Continuing Operations Attributable to Aramark Stockholders	$248,434	$544,472
Interest Expense, net	393,103	426,672
Provision for Income Taxes	62,113	189,020
Depreciation and Amortization	425,568	540,344
Share-based compensation expense(1)	66,360	89,309
Unusual or non-recurring (gains) and losses(2)	2,319	(370,765)
Pro forma EBITDA for certain transactions(3)	2,417	4,166
Other(4)(5)	106,749	101,376
Covenant Adjusted EBITDA	$1,307,063	$1,524,594

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$5,977,606	$7,646,352
Less: Cash and cash equivalents and short-term marketable securities(6)	550,361	512,244
Net Debt	$5,427,245	$7,134,108
Covenant Adjusted EBITDA	$1,307,063	$1,524,594
Net Debt/Covenant Adjusted EBITDA(7)	4.2	4.7

(1) Represents share-based compensation expense resulting from the application of accounting for stock options, restricted stock units, performance stock units, deferred stock unit awards and employee stock purchases.

(2) The twelve months ended June 28, 2024 represents the fiscal 2024 non-cash charge for the impairment of certain assets related to a business that was sold ($2.3 million). The twelve months ended June 30, 2023 represents the fiscal 2023 gain from the sale of the Company's equity method investment in AIM Services, Co., Ltd. ($377.1 million), the fiscal 2023 non-cash charge for the impairment of certain assets related to a business that was sold ($5.2 million) and the fiscal 2023 loss from the sale of a portion of the Company's equity investment in the San Antonio Spurs NBA franchise ($1.1 million).

(3) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(4) "Other" for the twelve months ended June 28, 2024 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($51.8 million), charges related to the Company's spin-off of the Uniform segment ($42.0 million), income related to non-United States governmental wage subsidies ($13.6 million), the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($12.8 million), net severance charges ($10.1 million), the impact of hyperinflation in Argentina ($8.9 million), non-cash charges for inventory write-downs ($6.1 million), non-cash charges related to the impairment of a trade name ($3.3 million), non-cash charges related to information technology assets ($2.1 million), multiemployer pension plan withdrawal charges ($2.0 million) and other miscellaneous expenses.

(5) "Other" for the twelve months ended June 30, 2023 includes the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($88.8 million), net severance charges ($53.2 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($43.0 million), non-cash charges for the impairment of operating lease right-of-use assets and property and equipment related to certain real estate properties ($29.3 million), charges related to the Company's spin-off of the Uniform segment ($25.8 million), non-cash charges for inventory write-downs to net realizable value and fixed asset write-offs related to personal protective equipment ($20.5 million), the impact of hyperinflation in Argentina ($8.0 million), the gain from the sale of land ($6.8 million), the gain from a funding agreement related to a legal matter ($6.5 million), non-cash charges related to information technology assets ($6.1 million), the loss from the change in fair value related to certain gasoline and diesel agreements ($6.0 million), labor charges and other expenses associated with closed or partially closed locations from adverse weather ($5.4 million), the favorable impact related to a client contract dispute ($4.0 million), net multiemployer pension plan withdrawal charges ($3.9 million), legal settlement charges ($2.7 million) and other miscellaneous expenses.
(6) Short-term marketable securities represent held-to-maturity debt securities with original maturities greater than three months, which are maturing within one year and will convert back to cash. Short-term marketable securities are included in "Prepayments and other current assets" on the Condensed Consolidated Balance Sheets.
(7) The twelve months ended June 30, 2023 reflects reported net debt to covenant adjusted EBITDA, which includes the reported results of the Uniform segment prior to the spin-off. The twelve months ended June 28, 2024 has been restated to exclude the results of the Uniform segment for the entire period, including quarters prior to the spin-off.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Nine Months Ended	Six Months Ended	Three Months Ended
	June 28, 2024	March 29, 2024	June 28, 2024
Net cash (used in) provided by operating activities of Continuing Operations	$(295,101)	$(435,797)	$140,696

Net purchases of property and equipment and other	(270,912)	(192,243)	(78,669)

Free Cash Flow	$(566,013)	$(628,040)	$62,027

	Nine Months Ended	Six Months Ended	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2023
Net cash used in operating activities of Continuing Operations	$(415,007)	$(362,438)	$(52,569)

Net purchases of property and equipment and other	(245,629)	(162,595)	(83,034)

Free Cash Flow	$(660,636)	$(525,033)	$(135,603)

	Nine Months Ended	Six Months Ended	Three Months Ended
	Change	Change	Change
Net cash provided by (used in) operating activities of Continuing Operations	$119,906	$(73,359)	$193,265

Net purchases of property and equipment and other	(25,283)	(29,648)	4,365

Free Cash Flow	$94,623	$(103,007)	$197,630